Exhibit 99.1

January 26, 2012

JANUS CAPITAL GROUP INC. ANNOUNCES

FOURTH QUARTER AND YEAR-END 2011 RESULTS

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported fourth quarter net income of $35.7 million, or $0.19 per diluted share, compared with net income of $27.4 million, or $0.15 per diluted share, in the third quarter 2011 and net income of $65.9 million, or $0.36 per diluted share, in the fourth quarter 2010.

Third quarter 2011 net income included a net charge of $0.06 per share primarily related to mark-to-market losses on investments. Fourth quarter 2010 included a $0.12 per share net benefit from an insurance recovery, the sale of JCG’s structured investment vehicle securities, the reversal of income tax reserves and the cumulative effect of correcting a hedge accounting issue.

For the full-year 2011, net income totaled $142.9 million, or $0.78 per diluted share, compared with net income of $159.9 million, or $0.88 per diluted share for 2010.

The company’s operating margin for the fourth quarter 2011 was 32.7% compared with 31.3% for the third quarter 2011 and 34.7% for the fourth quarter 2010.

Flows and Assets Under Management

Average assets under management during the fourth quarter 2011 were $149.2 billion compared with $155.9 billion during the third quarter 2011 and $167.3 billion during the fourth quarter 2010.

At December 31, 2011, the company’s total assets under management were $148.2 billion compared with $141.0 billion at September 30, 2011 and $169.5 billion at December 31, 2010.

The increase in complex-wide assets during the fourth quarter 2011 primarily reflects net market appreciation of $11.2 billion offset by long-term net outflows of $4.0 billion. Fundamental equity and mathematical equity long-term net outflows totaled $3.2 billion and $2.2 billion, respectively, while fixed income long-term net inflows totaled $1.4 billion. The decrease in year-over-year assets under management was primarily the result of long-term net outflows of $12.2 billion and $9.1 billion of net market depreciation.

Investment Performance

Relative investment performance in key fundamental equity strategies continues to be challenged, with 38%, 38%, and 79% of mutual fund assets ranked in the top half of their Lipper categories on a one-, three- and five-year total return basis, respectively, as of December 31, 2011.(1)

Fixed income mutual funds continue to generate strong long-term relative investment performance with 80%, 5% and 100% of mutual fund assets ranked in the top half of their Lipper categories on a one-, three- and five-year total return basis, respectively, as of December 31, 2011.(2)

Mathematical equity relative investment performance continues to improve, with 75%, 43% and 69% of strategies surpassing their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively, as of December 31, 2011.(3)

In addition, 56% of complex-wide mutual funds have a 4- or 5-star Overall Morningstar RatingTM at December 31, 2011.(4)

(1)  References Lipper relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2011, 80% of the 24 fundamental equity mutual funds outperformed the majority of their Lipper peers on an asset-weighted basis. For the 1-, 3-, 5- and 10-year periods ending December 31, 2011, 32%, 60%, 78% and 75% of the 37, 35, 32 and 24 fundamental equity mutual funds outperformed the majority of their Lipper peers based on total returns.

(2) References Lipper relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2011, 100% of the 4 fixed income mutual funds outperformed the majority of their Lipper peers on an asset-weighted basis. For the 1-, 3-, 5- and 10-year periods ending December 31, 2011, 80%, 25%, 100% and 100% of the 5, 4, 4 and 4 fixed income mutual funds outperformed the majority of their peers based on total returns.

(3) For the period ending December 31, 2011, 50%, 50%, 67% and 40% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund — Class S (1/03); INTECH U.S. Core Fund — Class T (2/03); INTECH U.S. Value Fund — Class I (12/05); INTECH International Fund — Class I (5/07); INTECH Global Dividend Fund — Class I (12/11).

(4) For the period ending December 31, 2011, 40%, 49% and 57% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 43, 39 and 28 funds, respectively. 43 funds were included in the analysis for the overall period.

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2011	2010

Average Assets (in billions)	$149.2	$155.9	$162.3	$160.7
Ending AUM (in billions)	$148.2	$141.0	$148.2	$169.5
Revenues	$215.6	$236.9	$981.9	$1,015.7
Operating Expenses	$145.0	$162.7	$670.1	$734.1
Operating Income	$70.6	$74.2	$311.8	$281.6
Operating Margin	32.7%	31.3%	31.8%	27.7%

Net Income	$35.7	$27.4	$142.9	$159.9

Diluted Earnings per Share	$0.19	$0.15	$0.78	$0.88

Fourth quarter 2011 revenues of $215.6 million decreased $21.3 million, or 9.0%, from third quarter 2011 primarily due to $13.8 million of negative performance fees incurred on certain mutual funds during the fourth quarter 2011. Fourth quarter 2011 operating expenses decreased $17.7 million, or 10.9%, primarily from lower variable compensation expenses and a continued focus on expense management.

Non-operating items for the third quarter 2011 included $20.6 million of mark-to-market losses on investment securities (net of $2.8 million of mark-to-market losses attributable to noncontrolling interests) and a benefit of $2.5 million for the reversal of income tax reserves following the expiration of statutes of limitations on tax positions taken in previous years.

Capital and Liquidity

At December 31, 2011, JCG had stockholders’ equity of $1.3 billion, cash and investments of $672 million and outstanding debt of $595 million.

On January 24, 2012, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.05 per share. The quarterly dividend will be paid on February 21, 2012, to stockholders of record at the close of business on February 6, 2012.

Fourth Quarter 2011 Earnings Call Information

JCG will discuss its results during a conference call on Thursday, January 26, 2012, at 10 a.m. Eastern Standard Time. The call-in number will be (888) 428-7458. Anyone outside the U.S. or Canada should call (201) 604-5177. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group website (www.janus.com/ir) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Janus Capital Group Inc. (“JCG”) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

At the end of December 2011, JCG managed $148.2 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in France, London, Milan, Munich, Singapore, Hong Kong, Tokyo and Melbourne.

Contacts:

Media: Rona Gilbert, 303-336-4566

Investors: John Groneman, 303-336-7466

JANUS CAPITAL GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Revenues:
Investment management fees	$190.9	$202.2	$218.7	$844.3	$834.6
Performance fees	(9.2)	(3.1)	18.5	(11.7)	32.6
Shareowner servicing fees and other	33.9	37.8	38.5	149.3	148.5
Total	215.6	236.9	275.7	981.9	1,015.7

Operating expenses:
Employee compensation and benefits	62.1	71.2	79.2	294.9	314.5
Long-term incentive compensation	10.7	16.4	23.3	63.0	83.1
Marketing and advertising	7.5	6.2	7.8	28.0	35.8
Distribution	30.5	35.5	36.9	141.7	140.1
Depreciation and amortization	7.8	8.1	9.5	33.3	39.1
General, administrative and occupancy	26.4	25.3	23.2	109.2	121.5
Total	145.0	162.7	179.9	670.1	734.1

Operating income	70.6	74.2	95.8	311.8	281.6

Interest expense	(11.7)	(13.0)	(15.9)	(51.0)	(63.2)
Investment gains (losses), net	1.2	(23.4)	19.9	(21.9)	24.7
Other income, net	2.0	1.4	0.5	3.8	1.9
Loss on early extinguishment of debt	—	—	—	(9.9)	—
Income tax provision	(22.4)	(11.9)	(31.9)	(79.4)	(76.4)

Net income	39.7	27.3	68.4	153.4	168.6

Noncontrolling interests	(4.0)	0.1	(2.5)	(10.5)	(8.7)

Net income attributable to JCG	$35.7	$27.4	$65.9	$142.9	$159.9

Diluted weighted-average shares outstanding (in millions)	184.0	184.0	183.1	184.2	182.1

Diluted earnings per share attributable to JCG common shareholders:	$0.19	$0.15	$0.36	$0.78	$0.88

Average Assets Under Management (in billions)	$149.2	$155.9	$167.3	$162.3	$160.7

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$360.0	$373.2
Investment securities	312.0	296.1
Other assets	185.0	251.6
Property and equipment, net	36.9	44.1
Intangibles and goodwill, net	1,750.0	1,761.8
Total Assets	$2,643.9	$2,726.8

Liabilities and Stockholders’ Equity
Debt	$595.2	$799.8
Other liabilities	281.1	333.5
Deferred income taxes	421.7	410.3
Stockholders’ equity	1,345.9	1,183.2
Total Liabilities and Stockholders’ Equity	$2,643.9	$2,726.8

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Cash provided by (used in)
Operating activities	$74.3	$47.8	$101.4	$224.6	$246.6
Investing activities	(33.1)	116.0	(18.0)	21.7	(148.0)
Financing activities	(10.6)	(103.9)	1.8	(259.5)	(50.1)
Net change during period	$30.6	$59.9	$85.2	$(13.2)	$48.5

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Growth/Core (1)
Beginning of period assets	$47.3	$58.5	$58.3	$60.9	$60.9
Sales	1.6	2.9	3.3	10.7	12.4
Redemptions	3.4	4.7	6.0	18.7	18.6
Net redemptions	(1.8)	(1.8)	(2.7)	(8.0)	(6.2)
Market / fund performance	4.2	(9.4)	5.3	(3.2)	6.2
End of period assets	$49.7	$47.3	$60.9	$49.7	$60.9

Global/International
Beginning of period assets	$18.6	$26.1	$26.2	$27.9	$23.8
Sales	0.9	0.8	1.9	4.8	6.0
Redemptions	1.6	2.2	2.1	7.7	6.3
Net redemptions	(0.7)	(1.4)	(0.2)	(2.9)	(0.3)
Market / fund performance	0.5	(6.1)	1.9	(6.6)	4.4
End of period assets	$18.4	$18.6	$27.9	$18.4	$27.9

Mathematical Equity (2)
Beginning of period assets	$38.0	$45.5	$42.4	$44.1	$48.0
Sales	0.7	1.0	1.0	4.5	4.4
Redemptions	2.9	1.7	3.6	9.5	14.9
Net redemptions	(2.2)	(0.7)	(2.6)	(5.0)	(10.5)
Market / fund performance	4.1	(6.8)	4.3	0.8	6.6
End of period assets	$39.9	$38.0	$44.1	$39.9	$44.1

Fixed Income (1)
Beginning of period assets	$18.6	$17.2	$14.5	$15.3	$10.3
Sales	2.9	3.8	2.1	10.7	8.5
Redemptions	1.5	1.7	1.5	5.8	4.5
Net sales	1.4	2.1	0.6	4.9	4.0
Market / fund performance	0.6	(0.7)	0.2	0.4	1.0
End of period assets	$20.6	$18.6	$15.3	$20.6	$15.3

Value (3)
Beginning of period assets	$17.0	$21.0	$17.8	$19.8	$15.0
Sales	0.9	1.2	1.7	5.3	7.7
Redemptions	1.6	1.8	1.5	6.5	5.5
Net sales (redemptions)	(0.7)	(0.6)	0.2	(1.2)	2.2
Market / fund performance	1.8	(3.4)	1.8	(0.5)	2.6
End of period assets	$18.1	$17.0	$19.8	$18.1	$19.8

Money Market
Beginning of period assets	$1.5	$1.5	$1.6	$1.5	$1.7
Sales	0.2	0.3	0.2	1.0	0.8
Redemptions	0.2	0.3	0.3	1.0	1.0
Net redemptions	—	—	(0.1)	—	(0.2)
Market / fund performance	—	—	—	—	—
End of period assets	$1.5	$1.5	$1.5	$1.5	$1.5

Total Company
Beginning of period assets	$141.0	$169.8	$160.8	$169.5	$159.7
Sales	7.2	10.0	10.2	37.0	39.8
Redemptions	11.2	12.3	15.0	49.2	50.8
Net redemptions	(4.0)	(2.3)	(4.8)	(12.2)	(11.0)
Market / fund performance	11.2	(26.5)	13.5	(9.1)	20.8
End of period assets	$148.2	$141.0	$169.5	$148.2	$169.5

Total Excluding Money Market
Beginning of period assets	$139.5	$168.3	$159.2	$168.0	$158.0
Sales	7.0	9.7	10.0	36.0	39.0
Redemptions	11.0	12.1	14.7	48.2	49.8
Net redemptions	(4.0)	(2.4)	(4.7)	(12.2)	(10.8)
Market / fund performance	11.2	(26.4)	13.5	(9.1)	20.8
End of period assets	$146.7	$139.5	$168.0	$146.7	$168.0

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented.  Therefore totals and subtotals may not foot.

Notes:

(1)          Growth/core and fixed income assets reflect a 50%/50% split of the Janus Balanced Fund between the two categories.

(2)          Represents all assets managed by INTECH Investment Management LLC.  Year-to-date 2011 gross sales and redemptions exclude the transfer of $1.1 billion within mathematical equity strategies in the first quarter 2011.

(3)          Represents all assets managed by Perkins Investment Management LLC.

###

Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH.

Mutual fund relative performance analysis shown is for each Fund’s initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (“REITs”), derivatives, short sales and companies with relatively small market capitalizations. Each fund has different risks. Please see a Janus prospectus for more information about risk, fund holdings and other details.

Lipper performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Lipper relative rankings.  The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. Lipper, a wholly-owned subsidiary of Thomson Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Funds not ranked by Lipper are not included in the analysis.

The Overall Morningstar RatingTM for a fund is derived from a weighted- average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages). The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a 3-year performance history.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call JCG at (800) 525-3713 or download the file from www.janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.